EXHIBIT 10.2

    DESCRIPTION OF IOURI BALTCHOUGOV VERBAL AGREEMENT WITH MOBILE LADS CORP.

Mr. Baltchougov, the sole officer and director of Mobile Lads Corp. (the "Company") has verbally agreed to loan the Company funds necessary to complete the registration process on Form S-1. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.